UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Officers

On September 20, 2012, Visualant, Inc. (the “Company”), today announced that Todd Sames was appointed Vice President, Business Development. Mr. Sames is responsible for driving new licensing agreements for the company’s Spectral Pattern Matching (“SPM”) technology with a wide-range of original device manufacturers.

Mr. Sames brings over 25 years of industry experience to the expanding Visualant team. He most recently held an executive position at INX, where he ultimately led in the creation of a new Business Unit. The project resulted in a successful new line of video conferencing, telecommunication, and security solutions for Cisco.

Sames has also established partnerships with other well-known companies such as Polycom, LifeSize, and TANDBERG. During his tenure conducting corporate sales at Egghead Software, Todd closed and managed Fortune 1000 accounts with Disney, Unocal, Lockheed and General Electric, among many others.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press release dated September 20, 2012 announcing the appointment of Todd Sames as Vice President of Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

September 21, 2012	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 20, 2012 announcing the appointment of Todd Sames as Vice President of Business Development.